Exhibit 99.2
INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Supplemental Data

Non-performing assets

	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
	(Dollars in thousands)
Non-accrual loans	$37,775	$33,074	$22,598	$10,453	$9,026
Loans 90 days or more past due and still accruing interest	—	—	—	—	—
Subtotal	37,775	33,074	22,598	10,453	9,026
Less: Government guaranteed loans	10,202	9,947	2,243	2,249	1,940
Total non-performing loans	27,573	23,127	20,355	8,204	7,086
Other real estate and repossessed assets	767	896	589	426	413
Total non-performing assets	$28,340	$24,023	$20,944	$8,630	$7,499

As a percent of Portfolio Loans
Non-performing loans	0.64%	0.54%	0.48%	0.20%	0.17%
Allowance for credit losses	1.48	1.48	1.49	1.47	1.47
Non-performing assets to total assets	0.51	0.44	0.38	0.16	0.14
Allowance for credit losses as a percent of non-performing loans	231.09	274.33	306.85	745.45	847.23

Allowance for credit losses

	Three months ended March 31,
	2026			2025
	Loans	Securities HTM	Unfunded Commitments(1)	Loans	Securities HTM	Unfunded Commitments
	(Dollars in thousands)
Balance at beginning of period	$63,445	$92	$5,440	$59,379	$132	$5,131
Additions (deductions)
Provision for credit losses	540	—	(178)	724	(3)	—
Recoveries credited to allowance	499	—	—	550	—	—
Assets charged against the allowance	(765)	—	—	(618)	—	—
Additions included in non-interest expense	—	—	—	—	—	196
Balance at end of period	$63,719	$92	$5,262	$60,035	$129	$5,327

Net loans charged against the allowance to average Portfolio Loans	0.03%			0.01%

(1)	Beginning in the fourth quarter of 2025, we classified the provision for unfunded lending commitments in the provision for credit losses in the Consolidated Statements of Operations.

1

Capitalization

	March 31, 2026	December 31, 2025
	(In thousands)
Subordinated debt	$—	$—
Subordinated debentures	39,881	39,864
Amount not qualifying as regulatory capital	(1,224)	(1,224)
Amount qualifying as regulatory capital	38,657	38,640
Shareholders’ equity
Common stock	307,679	307,845
Retained earnings	263,898	252,794
Accumulated other comprehensive loss	(61,024)	(57,688)
Total shareholders’ equity	510,553	502,951
Total capitalization	$549,210	$541,591

Non-Interest Income

	Three months ended
	March 31, 2026	December 31, 2025	March 31, 2025

	(In thousands)
Interchange income	$3,234	$3,186	$3,127
Service charges on deposit accounts	2,935	3,096	2,814
Net gains (losses) on assets
Mortgage loans	1,308	1,372	2,303
Equity securities at fair value	—	—	—
Securities	(26)	(15)	(330)
Mortgage loan servicing, net	1,646	899	(636)
Investment and insurance commissions	809	1,006	754
Bank owned life insurance	322	306	297
Other	1,820	2,108	2,095
Total non-interest income	$12,048	$11,958	$10,424

Capitalized Mortgage Loan Servicing Rights

	Three months ended March 31,
	2026	2025
	(In thousands)
Balance at beginning of period	$31,493	$46,796
Originated servicing rights capitalized	730	855
Change in fair value	10	(2,424)
Sale of originated servicing rights (1)	—	(12,962)
Loss on sale of originated servicing rights (1)	—	(94)
Balance at end of period	$32,233	$32,171
(1)     On January 31, 2025 we sold $931.6 million of mortgage loan servicing rights (26.3% of total servicing portfolio) and transferred the servicing on March 3, 2025. This sale represented approximately $13.1 million (41.5%) of the total capitalized mortgage loan servicing right asset.

2

Mortgage Loan Activity

	Three months ended
	March 31, 2026	December 31, 2025	March 31, 2025

	(Dollars in thousands)
Mortgage loans originated	$130,574	$134,258	$107,779
Mortgage loans sold	84,065	86,150	82,618
Net gains on mortgage loans	1,308	1,372	2,303
Net gains as a percent of mortgage loans sold ("Loan Sales Margin")	1.56%	1.59%	2.79%
Fair value adjustments included in the Loan Sales Margin	0.09%	0.05%	0.88%

Non-Interest Expense

	Three months ended
	March 31, 2026	December 31, 2025	March 31, 2025

	(In thousands)
Compensation	$14,123	$13,884	$13,197
Performance-based compensation	3,648	4,820	3,441
Payroll taxes and employee benefits	4,058	3,859	3,745
Compensation and employee benefits	21,829	22,563	20,383
Data processing	3,952	3,428	3,729
Occupancy, net	2,413	2,171	2,223
Litigation expense	1,500	—	—
Advertising	1,210	991	861
Interchange expense	1,191	1,165	1,119
Furniture, fixtures and equipment	894	897	885
FDIC deposit insurance	799	589	711
Loan and collection	752	861	786
Communications	593	471	591
Legal and professional	591	787	479
Taxes, licenses and fees	360	315	326
Merger related expense	300	—	—
Director fees	266	255	232
Amortization of intangible assets	115	122	122
Net (gains) losses on other real estate and repossessed assets	15	31	(66)
Recovery for loss reimbursement on sold loans	(13)	(13)	(11)
Other	1,544	1,445	1,892
Total non-interest expense	$38,311	$36,078	$34,262

3

Average Balances and Tax Equivalent Rates

	Three Months Ended March 31,
	2026			2025
	Average Balance	Interest	Rate (2)	Average Balance	Interest	Rate (2)
	(Dollars in thousands)
Assets
Taxable loans	$4,306,954	$59,161	5.54%	$4,053,593	$57,685	5.74%
Tax-exempt loans (1)	8,417	111	5.37	7,348	105	5.78
Taxable securities	534,965	3,354	2.51	619,764	4,036	2.60
Tax-exempt securities (1)	261,286	2,944	4.51	263,912	3,200	4.85
Interest bearing cash	79,636	749	3.81	117,706	1,291	4.45
Other investments	18,102	295	6.52	16,273	279	6.85
Interest Earning Assets	5,209,360	66,614	5.15	5,078,596	66,596	5.28
Cash and due from banks	56,469			57,464
Other assets, net	256,415			241,962
Total Assets	$5,522,244			$5,378,022

Liabilities
Savings and interest-bearing checking	3,008,287	11,915	1.61	2,836,290	12,840	1.84
Time deposits	817,202	6,482	3.22	871,377	8,115	3.78
Other borrowings	67,213	917	5.53	92,185	1,504	6.58
Interest Bearing Liabilities	3,892,702	19,314	2.01%	3,799,852	22,459	2.40
Non-interest bearing deposits	1,006,600			1,007,665
Other liabilities	113,419			109,214
Shareholders’ equity	509,523			461,291

Total liabilities and shareholders’ equity	$5,522,244			$5,378,022

Net Interest Income		$47,300			$44,137

Net Interest Income as a Percent of Average Interest Earning Assets			3.65%			3.49%

(1)	Interest on tax-exempt loans and securities is presented on a fully tax equivalent basis assuming a marginal tax rate of 21%.
(2)	Annualized

4

Commercial Loan Portfolio Analysis as of March 31, 2026

	Total Commercial Loans
		Watch Credits			Percent of Loan Category in Watch Credit
Loan Category	All Loans	Performing	Non-accrual	Total
	(Dollars in thousands)
Land	$11,417	$13	$—	$13	0.1%
Land Development	19,976	—	—	—	—
Construction	126,121	—	14,314	14,314	11.3
Income Producing	814,531	22,152	12,696	34,848	4.3
Owner Occupied	675,873	12,109	67	12,176	1.8
Total Commercial Real Estate Loans	$1,647,918	$34,274	$27,077	$61,351	3.7

Other Commercial Loans	$619,451	$42,261	—	$42,261	6.8
Total non-performing commercial loans			$27077

Commercial Loan Portfolio Analysis as of December 31, 2025

	Total Commercial Loans
		Watch Credits			Percent of Loan Category in Watch Credit
Loan Category	All Loans	Performing	Non-accrual	Total
	(Dollars in thousands)
Land	$10,293	$15	$—	$15	0.1%
Land Development	22,808	—	—	—	—
Construction	158,235	—	14,269	14,269	9.0
Income Producing	784,506	30,309	9,262	39,571	5.0
Owner Occupied	648,338	11,498	—	11,498	1.8
Total Commercial Real Estate Loans	$1,624,180	$41,822	$23,531	$65,353	4.0

Other Commercial Loans	$589,377	$27,929	—	$27,929	4.7
Total non-performing commercial loans			$23531

5